Exhibit 99.1

ENVISION HEALTHCARE PROVIDES BUSINESS & GOVERNANCE UPDATE

Board Appoints James D. Shelton Lead Independent Director and Will Propose Charter and Bylaw Amendments For Annual Director Elections and Adoption of Proxy Access

J.P. Morgan Securities, Evercore and Guggenheim Securities
Advising Envision Board in Review of Strategic Alternatives

Affirms Guidance for Q4 2017 Earnings

NASHVILLE, TN & GREENWOOD VILLAGE, CO - January 4, 2018 - Envision Healthcare Corporation (“Envision” or the “Company”) (NYSE: EVHC) today provided a business and governance update regarding a number of initiatives to execute on its long-term strategy and increase shareholder value.

Governance Update

Envision has announced that its Board of Directors (“Board”) has appointed James D. “Denny” Shelton as Lead Independent Director, effective immediately. Mr. Shelton has served as a Director since May 2015 and previously served as Chairman, Chief Executive Officer and President of Triad Hospitals, Inc., from 1998 until its sale in 2007.

Prior to his leadership at Triad Hospitals, Mr. Shelton held numerous executive positions at Columbia/HCA Healthcare Corporation, including serving as President of the Central Group from 1994 to 1998. From 1991 to 1994 he was Executive Vice President of National Medical Enterprises, Inc. Mr. Shelton served as Chairman of the Board of Omnicare, Inc., from 2008 until the sale of that company in 2015, and also was interim Chief Executive Officer of Omnicare from July through December 2010. He also serves as a member of the Board of Directors and presiding director of Ventas, Inc.

Additionally, the Envision Board intends to submit a proposal to the Company’s stockholders at its 2018 Annual Meeting of Stockholders to amend Envision’s charter to provide for the election of directors on an annual basis. If the proposed charter amendment is approved by the Company’s stockholders, directors elected at the Company’s 2018 annual meeting will be elected to a three-year term, and commencing with the Company’s 2019 annual meeting, directors whose terms expire at each annual meeting would be elected for a one-year term. Accordingly, by the Company’s 2021 annual meeting and thereafter, the entire Board would be elected annually.

Further, Envision’s Board intends to amend its bylaws to implement proxy access, which will permit a stockholder owning, or a group of up to 20 stockholders collectively owning, 3 percent or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials a limited number of director candidates, provided that the stockholders and nominees satisfy certain customary requirements and procedures. The Company expects that the Board will adopt the amended bylaws prior to the Company’s 2018 Annual Meeting.

“These steps to modify and enhance our governance are reflective of our conversations with shareholders and consistent with our commitment to adopt corporate governance best practices,”

said Envision Chairman William A. Sanger. “The proposals to elect directors annually and adopt proxy access will provide shareholders with greater access and input into important governance matters facing the Company, and the decision to establish the role of Lead Independent Director and to elect Denny to serve in the role immediately is clearly the right decision given the ongoing strategic review. Denny has been an invaluable member of the board since his appointment, and I look forward to his continued contributions in this new role.”

American Medical Response Divestiture

On August 7, 2017, Envision signed a definitive agreement to sell American Medical Response in a cash transaction valued at $2.4 billion. The transaction is subject to regulatory approval and customary closing conditions. Envision received a second request from the Federal Trade Commission (“FTC”) asking for further information related to the transaction, and the buyer is exploring potential divestiture remedies to address certain concerns raised by the FTC. Envision continues to expect that the transaction will be completed during the first quarter of 2018.

In addition, Envision expects that the estimated tax liability associated with this transaction will be lower than anticipated as a result of the recently signed “Tax Cuts and Jobs Act” legislation. The Company currently estimates that it will realize net proceeds of approximately $2.1 billion, an increase from $1.9 billion, as a result of the lower effective tax rate for 2018. Envision expects to use the net proceeds from the divestiture of AMR to reduce the debt outstanding under its existing Term Loan B.

Expected Impact of Tax Law

Under the recently signed tax bill, Envision believes that its federal income tax rate will be reduced from approximately 35 percent in 2017 to 21 percent in 2018.

Envision believes that under the new tax law, its estimated net interest expense will be deductible based on thresholds specified in the law, and that most of its estimated capital expenditures for continuing operations will be eligible for accelerated depreciation.

Ongoing Strategic Review

J.P. Morgan Securities LLC, Evercore and Guggenheim Securities LLC are advising Envision’s Board regarding its ongoing review of strategic alternatives to enhance shareholder value.

Mr. Shelton said, “The Board is exploring a full range of alternatives to enhance shareholder value. We are fully committed to conducting a comprehensive review and, while we cannot provide a timetable for completion or assurance that any transaction will be pursued, all options are on the table.”

Operational Improvements

On its third quarter 2017 conference call, Envision committed to generate $50 million of savings from operational improvements for fiscal year 2018 as the first phase of an ongoing effort to improve operating performance across the organization. The Company is on track to realize these savings from a number of initiatives. Envision anticipates that reduced overhead expenses and more efficient revenue cycle management processes will realize approximately 50 basis points of improvement in operating margin for 2018, as compared to 2017. These initiatives alone are expected to yield a significant portion of the $50 million commitment. The balance of savings is expected from more effective labor management during 2018.

These efforts are not included in the Company’s fourth quarter 2017 guidance and are separate from, and incremental to, cost synergies related to the December 2016 merger between Envision Healthcare Holdings and AMSURG Corp.

Financial Guidance

While December 2017 results are not yet available, October and November performance was consistent with expectations. Given these preliminary results, Envision is affirming its previously stated financial guidance for the fourth quarter of 2017. Envision expects to generate revenue of $1.88 billion to $2.02 billion, Adjusted EBITDA of $182 million to $202 million, and Adjusted EPS of $0.44 to $0.54, excluding an anticipated benefit from a reduction of net deferred tax liabilities associated with the enactment of the Tax Cuts and Jobs Act.

The Company plans to announce its fourth quarter and full-year earnings for 2017 as well as report financial guidance for 2018 in February 2018.

Envision is not providing a reconciliation of its Adjusted EBITDA and Adjusted EPS guidance for the fourth quarter of 2017 because the exact amount of individual adjustments for these items are not currently determinable, including variability and timing associated with acquisitions, disposals, deconsolidations and impairment charges. These amounts may be significant and may vary significantly from period to period. See “Non-GAAP Financial Measures” below for a definition of Adjusted EBITDA and Adjusted EPS.

“In the face of prolonged macro challenges in our industry, we are taking proactive and decisive actions to improve operational performance, convert out-of-network services to participating, or in-network status, and execute on a strategy that will be core to our long-term success,” said Christopher A. Holden, President and CEO of Envision. “We are encouraged by the anticipated boost from tax reform on the estimated net proceeds from the AMR divestiture, and on adjusted earnings per share in 2018. We maintain a positive outlook about the long-term prospects for our organization as we continue to advance our differentiated strategy and execute on initiatives to drive sustained operational excellence as we grow. We look forward to elaborating on our initiatives and providing a clear view of our longer-term performance when we provide financial guidance for the year.”

About Envision Healthcare Corporation
Envision Healthcare Corporation is a leading provider of physician-led services and post-acute care, and ambulatory surgery services. At September 2017, we delivered physician services, primarily in the areas of emergency department and hospitalist services, anesthesiology services, radiology/tele-radiology services, and children’s services to more than 1,800 clinical departments in healthcare facilities in 46 states and the District of Columbia. Post-acute care is delivered through an array of clinical professionals and integrated technologies which, when combined, contribute to efficient and effective population health management strategies. As a market leader in ambulatory surgical care, the Company owns and operates 263 surgery centers and one surgical hospital in 35 states and the District of Columbia, with medical specialties ranging from gastroenterology to ophthalmology and orthopedics. In total, the Company offers a differentiated suite of clinical solutions on a national scale, creating value for health systems, payors, providers and patients. For additional information, visit www.evhc.net.

Forward-Looking Statements
Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s financial and operating objectives, plans and strategies, industry trends, and all statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this communication are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports and other documents that the Company files with the Securities and Exchange Commission; (ii) general economic, market, or business conditions; (iii) the impact of legislative or regulatory changes, such as changes to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010; (iv) changes in governmental reimbursement programs; (v) decreases in revenue and profit margin under fee-for-service contracts due to changes in volume, payor mix and reimbursement rates; (vi) the loss of existing contracts; (vii) risks associated with the ability to successfully integrate the Company’s operations and employees following the completion of its merger with AMSURG; (viii) the ability to realize anticipated benefits and synergies of the business combination; (ix) the potential impact of the consummation of the transaction on the Company’s relationships, including with employees, customers and competitors; (x) the impact of the Company’s announced review of strategic alternatives, as well as any strategic transaction that may be pursued as a result of such review, including the Company’s financial and operating results, or its employees, suppliers and customers; and (xi) other circumstances beyond the Company’s control.

Non-GAAP Financial Measures
Non-GAAP Adjusted EBITDA guidance for the fourth quarter of 2017 excludes interest expense, income taxes, depreciation, amortization, share-based compensation, impairment charges, debt extinguishment costs, transaction and integration costs, changes in contingent purchase price consideration, gain or loss on deconsolidations and discontinued operations, net of non-controlling interests. Non-GAAP Adjusted EPS guidance for the fourth quarter of 2017 excludes acquisition-related transaction and integration costs, acquisition-related amortization expense, gains and losses on future deconsolidation transactions, share-based compensation, impairment charges and debt extinguishment costs, net of tax impact.

Contact
Envision Healthcare Corporation
Bob Kneeley, 303-495-1245
Vice President, Investor Relations
bob.kneeley@evhc.net

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